                               SECURITY AGREEMENT
                               ------------------

         This Agreement is made this 25th day of November, 1998, by AMERICAN TECHNICAL CERAMICS CORP. (the "Borrower"), whose address is 17 Stepar Place, Huntington Station, New York 11746, in favor of NATIONSBANK, N.A. (the "Bank"), successor by merger to Barnett Bank, N.A., whose address is 50 North Laura Street, Jacksonville, Florida 32202.

                                    Recitals
                                    --------

         The Borrower and the Bank have executed an Amended and Restated Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The Borrower, pursuant to the Loan Agreement, has executed and delivered or may from time to time execute and deliver: (a) a Sub-Line Promissory Note (as amended, extended or renewed from time to time, the "Sub-Line Note") of even date herewith in the original Principal amount of $3,500,000 in favor of the Bank; and (b) one or more Term Notes (as defined in the Loan Agreement). The Sub-Line Note and the Term Notes are collectively referred to herein as the "Notes". The Borrower has agreed to secure certain obligations in accordance with the terms hereof.

         Now therefore, for good and valuable consideration, the Borrower agrees as follows:

         1. Security Interest. The Borrower hereby gives the Bank a continuing
            ------------------
and unconditional security interest (the "Security Interest") in, and assigns to the Bank, the following assets (collectively, the "Collateral"): (a) all equipment and other assets (collectively, the "Equipment") purchased or financed with the proceeds of the Equipment Line of Credit (as defined in the Loan Agreement) (which Equipment shall be described in a separate schedule or schedules which shall be updated from time to time as appropriate and, if required by the Bank, attached to this Agreement); and (b) all parts, accessories, attachments, additions, replacements, accessions, substitutions, increases, distributions and proceeds to, of and from the Equipment in any form (including, without limitation, insurance proceeds) together with all records (including, without limitation, computer tapes, disks and records) relating thereto.

         2. Indebtedness Secured. The Security Interest secures payment when
            ---------------------
due of all Indebtedness (as defined herein) to the Bank. As used in this Agreement, the term "Indebtedness" means all principal, interest, costs, expenses and other amounts now or hereafter due under the Notes (and each of them) (including, without limitation, all principal amounts advanced thereunder before, on or after the date hereof).

         3. Warranties of Borrower. The Borrower warrants and so long as this
            -----------------------
Agreement continues in force shall be deemed continuously to warrant that:

                  (a) The Borrower is the owner of the Collateral free of all security interests or other encumbrances, except the Security Interest.

                  (b) The Borrower is authorized to enter into the Security Agreement.

                  (c) The Collateral is used or bought for use primarily in business or professional operations.

                  (d) The Collateral is located at the following address:

                          _______________________________________
                          _______________________________________

                  (e) The chief executive office of the Borrower is at the address set forth in the introductory paragraph of this Agreement. The Borrower does not operate under any trade names.

         4. Covenants of Borrower. So long as this Agreement has not been
            ----------------------
terminated as provided hereafter, the Borrower: (a) will defend the Collateral against the claims of all other persons; (b) will keep the Collateral free from all security interests or other encumbrances, except the Security Interest; (c) will not assign, deliver, sell, transfer, lease or otherwise dispose of any of the Collateral or any interest therein without the prior written consent of the Bank; (d) will keep in accordance with generally accepted accounting principles consistently applied, accurate and complete records concerning the Collateral and upon the Bank's request will mark any of such records to give notice of the Security Interest and will permit the Bank or its agents, upon reasonable advance notice, to inspect the Collateral during normal business hours and to audit and make abstracts of such records or any of the Borrower's books, ledgers, reports, correspondence and other records relating to the Collateral;
(e) upon demand, will deliver to the Bank any documents of title and any chattel paper representing or relating to the Collateral or any part thereof, schedules, invoices, shipping or delivery receipts, purchase orders, contracts or other documents representing or relating to purchases or other acquisitions or sales or leases or other dispositions of the Collateral and proceeds thereof and any and all other schedules, documents and statements relating to the Collateral which the Bank may from time to time reasonably request; (f) without the Bank's written consent, will not make or agree to make any alteration, modification or cancellation of or substitution for any Collateral (except, however, for alterations and modifications made in the ordinary course of business in a manner consistent with past practices); (g) will keep the Collateral at the address specified above until the Bank is notified in writing of any change in its location within the State but the Borrower will not remove the Collateral from the State nor change the location of the Borrower's chief executive office without the written consent of the Bank; (h) will permit the Bank or its agents to inspect the Collateral; (i) will keep the Collateral in good condition and repair (reasonable wear and tear excepted) and will not use the Collateral in violation of any provisions of this Agreement, any applicable statute, regulation or ordinance or any policy of insurance insuring the Collateral; 6) will execute and deliver to the Bank such financing statements and other documents requested by the Bank, and take such other action and provide such further assurances as the Bank may deem advisable to evidence, perfect or enforce the Security Interest created by this Agreement; (k) will pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral (except, however, that the Borrower shall be entitled to dispute taxes, assessments and other charges in good faith); (l) will insure the Collateral against risks by obtaining policies (none of which shall be cancellable without at least 30 days prior written notice to the Bank) in coverage, form and amount and with companies reasonably satisfactory to the Bank, containing a loss payee provision in favor of the Bank, and at the Bank's request will deliver each policy or certificate of insurance therefor to the Bank; (m) will prevent any part of the Collateral from becoming an accession to other goods not covered by this Agreement; and (n) if any certificate of title may be issued with respect to any of the Collateral, will cause the Bank's interest under this Agreement to be noted on the certificate and will deliver the original certificate to the Bank.

         5. Verification. The Bank may verify or audit any Collateral in any
            -------------
manner and through any medium which the Bank may deem appropriate, and the Borrower shall furnish such assistance as the Bank may reasonably require in connection therewith.

         6.       Default.
                  --------

                  (a) Each of the following shall constitute an "Event of Default" hereunder: (i) the occurrence of an Event of Default under the Loan Agreement; (ii) failure by the Borrower to perform in any material respect any material obligations of the Borrower under this Agreement, time being of the essence; (iii) material falsity in any certificate, statement, representation, warranty or audit at any time furnished by or on behalf of the Borrower or any endorser or guarantor or any other party liable for payment of all or part of the Indebtedness, pursuant to or in connection with this Agreement; or
         (iv) any attachment or levy against any material portion of the Collateral or any other occurrence which inhibits the Bank's free access to any material portion of the Collateral.

                  (b) Upon the occurrence of an Event of Default, the Bank may:
         (i) declare all or any part of the Indebtedness due without notice to the Borrower; and (ii) exercise such other remedies and rights as are available hereunder, under the Loan Agreement or otherwise.

                  (c) Upon the occurrence of any Event of Default, the Bank's rights with respect to the Collateral shall be those of a secured party under the Uniform Commercial Code and any other applicable law in effect from time to time. The Bank shall also have any additional rights granted herein and in any other agreement now or hereafter in effect between the Borrower and the Bank. If requested by the Bank, the Borrower will assemble the Collateral and make it available to the Bank at a place to be designated by the Bank.

                  (d) The Borrower agrees that any notice by the Bank of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Uniform Commercial Code or otherwise, shall constitute reasonable notice to the Borrower if the notice is mailed by regular or certified mail, postage prepaid, at least ten days before the action to the Borrower's address as specified in this Agreement or to any other address which the Borrower has specified in writing to the Bank as the address to which notices shall be given to the Borrower.

                  (e) The Borrower shall pay all costs and expenses incurred by the Bank in enforcing this Agreement, realizing upon any Collateral and collecting any Indebtedness (including a reasonable attorneys' fee) whether suit is brought or not and whether incurred in connection with collection, trial, appeal or otherwise and, to the extent of the Borrower's liability for repayment of any of the Indebtedness, shall be liable for any deficiencies in the event the proceeds of disposition of the Collateral do not satisfy the Indebtedness in full.

         7.       Miscellaneous.
                  --------------

                  (a) The Borrower authorizes the Bank at the Borrower's expense to file any financing statements relating to the Collateral (without the Borrower's signature thereon) which the Bank deems appropriate and the Borrower irrevocably appoints the Bank as the Borrower's attorney-in-fact to execute any such financing statements in the Borrower's name and to perform all other acts which the Bank deems appropriate to perfect and to continue perfection of the Security Interest.

                  (b) The Borrower hereby irrevocably consents to any act by the Bank or its agents in entering upon any premises during the continuance of any Event of Default for the purposes of either
         (i) inspecting the Collateral or (ii) taking possession of the Collateral after any Event of Default in any commercially reasonable manner; and the Borrower hereby waives its right to assert against the Bank or its agents any claim based upon trespass or any similar cause of action for entering upon any premises where the Collateral may be located.

                  (c) The Borrower authorizes the Bank to collect and apply against the Indebtedness any refund of insurance premiums or any insurance proceeds payable on account of the loss or damage to any of the Collateral and appoints the Bank as the Borrower's attorney-in-fact to endorse any check or draft representing such proceeds or refund. Notwithstanding the foregoing, the Borrower shall be entitled, upon written request given to the Bank within 30 days of any loss or damage to any Equipment, to use all insurance proceeds payable as the result of such loss or damage to repair or replace any damaged Equipment if. (i) no Event of Default shall have occurred and be continuing hereunder as of the date of the payment of such insurance proceeds; (ii) the insurance proceeds are paid into an escrow account with the Bank; (iii) all repairs or replacements are satisfactory to the Bank; and (iv) the proceeds held in escrow are disbursed solely to repair or replace the damaged Equipment. The Bank shall have a lien on all funds held in the escrow account pursuant to the foregoing subparagraph (ii) as further security for the Notes and the other Indebtedness secured hereby. In addition, the Bank shall have a lien on all repaired equipment and all replacement equipment obtained with any such insurance proceeds, and all such equipment shall be deemed "Equipment" hereunder. The Borrower shall take all such action as the Bank may reasonably request to confirm and perfect the Bank's security interest in all such repaired equipment and all such replacement equipment.

                  (d) Upon the Borrower's failure to perform any of its duties hereunder, the Bank may, but it shall not be obligated to, perform any of the duties and the Borrower shall forthwith upon demand reimburse the Bank for any expenses incurred by the Bank in so doing.

                  (e) No delay or omission by the Bank in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude the Bank from any other or further exercise of the right or the exercise of any other right or remedy. The Bank may cure any Event of Default by the Borrower in any reasonable manner without waiving the Event of Default so cured and without waiving any other prior or subsequent Event of Default by the Borrower. All rights and remedies of the Bank under this Agreement and under the Uniform Commercial Code shall be deemed cumulative.

                  (f) The Bank shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law and it shall be deemed to have exercised reasonable care if it takes such action for that purpose as the Borrower shall reasonably request in writing; however, no omission to do any act not requested by the Borrower shall be deemed a failure to exercise reasonable care and no omission to comply with any requests by the Borrower shall of itself be deemed a failure to exercise reasonable care. The Bank shall have no obligation to take and the Borrower shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any instrument or chattel paper in the Bank's possession as Collateral or as proceeds of the Collateral. The Borrower waives notice of dishonor and protest of any instrument constituting Collateral at any time held by the Bank on which the Borrower is in any way liable and waives notice of any other action taken by the Bank.

                  (g) The Borrower authorizes the Bank without affecting the Borrower's obligations hereunder from time to time: (i) to take from any party (other than the Borrower) and hold collateral (other than the Collateral) for the payment of the Indebtedness or any part thereof, and to exchange, enforce or release such collateral or any part thereof-, (ii) to accept and hold the endorsement or guaranty of payment of the Indebtedness or any part thereof and to release or substitute any such endorser or guarantor or any party who has given any security interest in any collateral as security for the payment of the Indebtedness or any part thereof or any party in any way obligated to pay the Indebtedness or any part thereof; and (iii) upon the occurrence of any Event of Default to direct the manner of the disposition of the Collateral and any other collateral and the enforcement of any endorsements or guaranties relating to the Indebtedness or any part thereof as the Bank in its sole discretion may determine.

                  (h) During the continuance of an Event of Default, the Bank may demand, collect and sue for all proceeds (either in the Borrower's name or the Bank's name at the Bank's option), with the right to enforce, compromise, settle or discharge any proceeds.

         The Borrower irrevocably appoints the Bank as the Borrower's attorney-in-fact to endorse the Borrower's name on all checks, commercial paper and other instruments pertaining to the proceeds before or after the occurrence of an Event of Default.

                  (i) The rights and benefits of the Bank under this Agreement shall, if the Bank agrees, inure to any party acquiring an interest in the Indebtedness or any part thereof

                  (j) The terms "Bank" and "Borrower" as used in this Agreement include the heirs, personal representatives and successors or assigns of those parties.

                  (k) If more than one Borrower executes this Agreement, the term "Borrower" includes each of the Borrowers as well as all of them, and their obligations under this Agreement shall be joint and several.

                  (1) This Agreement may not be modified or arif6nded nor shall any provision of it be waived except in writing signed by the Borrower and by an authorized officer of the Bank.

                  (m) This Agreement shall be construed under the Florida Uniform Commercial Code and any other applicable laws in effect from time to time.

                  (n) This Agreement is a continuing agreement which shall remain in force until the Bank shall actually receive written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extensions or renewals of that Indebtedness (whether made before or after receipt of the notice) including without limitation all interest thereon both before and after receipt of the notice shall be paid in full.

         DATED the day and year first above written.

                                    AMERICAN TECHNICAL CERAMICS CORP.

                                    By:  /s/ Victor Insetta
                                       --------------------------------

                                       Its:    President
                                           ----------------------------

                                  (CORPORATE SEAL)

                            RENEWAL PROMISSORY NOTE
                            -----------------------

         $2,000,000.00                                         November 25, 1998
                                                         Camden County, Georgia

        FOR VALUE RECEIVED, the undersigned, American Technical Ceramics Corp. (the "Borrower"), hereby promises to pay to the order of NationsBank, N.A. (the "Bank"), successor by merger to Barnett Bank, N.A., whose address is 50 N. Laura Street, Jacksonville, Florida 32202, the principal sum of Two Million and No/100 Dollars ($2,000,000), together with interest on the outstanding principal balance hereof from the date of disbursement until payment in full at the rate provided herein. This Note shall be governed by the following provisions:

         1 . Loan Agreement. The Borrower and the Bank have executed an Amended
             ---------------
and Restated Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The loan evidenced by this Note shall be a revolving loan during the Revolving Period (as defined in the Loan Agreement), and the Borrower may borrow, repay and re-borrow principal amounts hereunder during the Revolving Period subject to the terms contained herein and in the Loan Agreement. Notwithstanding the foregoing: (a) the outstanding principal balance hereof shall not exceed $2,000,000 at any one time (or such lesser amount as may be set forth in the Loan Agreement); and (b) the Borrower shall not in any event be entitled to obtain further advances hereunder on or after the expiration of the Revolving Period. This Note is the Revolving Note described in the Loan Agreement.

         2.         Payments.
                    ---------

                  (a) The Borrower shall pay all accrued interest hereunder on each January 1, April 1, July 1 and October 1 during the term hereof, commencing on January 1, 1999.

                  (b) The Borrower shall pay principal hereunder in equal quarterly installments on the first day of each January, April, July and October after the expiration of the Revolving Period (commencing on the first such date after the expiration of the Revolving Period). The amount of each installment shall equal 1/8 of the outstanding principal balance hereof as of the expiration of the Revolving Period.

                  (c) The Borrower shall pay all remaining outstanding principal hereunder two years after the expiration of the Revolving Period.

         3.       Interest.
                  ---------

                  (a) Interest shall initially accrue on the outstanding principal balance of this Note at a rate of 7.25% per annum. The rate of interest shall be adjusted on each Interest Rate

-------------------------------------------------------------------------------
THIS NOTE RENEWS AND MODIFIES THAT CERTAIN PROMISSORY NOTE DATED SEPTEMBER 25, 1996, EXECUTED BY THE BORROWER IN FAVOR OF THE BANK.

Adjustment Date (as defined herein) so that interest shall accrue at the Adjusted Libor Rate (as defined herein) for the Interest Period (as defined herein) commencing on such Interest Rate Adjustment Date. For purposes of this paragraph, the following terms shall have the following meanings:

                  (i) "Adjusted Libor Rate" for each Interest Period shall mean a rate that is equal to the applicable Libor Rate plus 2.0% per annum. The Libor Rate for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for a three month period which appears on the Libor Rate Reference Page (as defined herein) as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates. The Bank may, in its discretion, use rate quotations for daily periods in lieu of quotations for substantially equivalent monthly periods.

                  (ii) "Banking Business Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

                  (iii) "Interest Period" shall mean each period commencing on each Interest Rate Adjustment Date and continuing through the day immediately preceding the next Interest Rate Adjustment Date.

                  (iv) "Interest Rate Adjustment Date" shall mean the first day of January, 1999, and the first day of each April, July, October and January thereafter.

                  (v) "Libor Rate Reference Page" shall mean any of the following reference pages or sources (as selected from time to time by the Bank in its discretion): (aa) the Reuters Screen LIBO Page; (bb) the Dow Jones Telerate Page 3750; or (cc) such other index or source as the Bank may in its sole discretion select showing rates offered for United States dollar deposits in the London Interbank market.

                  (vi) "London Banking Day" shall mean each day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

         (b) Interest shall be calculated on the basis of a 360 day year (based upon the actual number of days elapsed).

         (c) The total liability of the Borrower and any endorsers or guarantors hereof for payment of interest shall not exceed any limitations imposed on the payment of interest by applicable usury laws. If any interest is received or charged by any holder hereof in excess of that amount, the Borrower shall be entitled to an immediate refund of the excess.

         (d) Upon the occurrence of an Event of Default hereunder, interest shall accrue at the Default Rate hereinafter set forth notwithstanding the provisions of this section.

         4. Prepayment. The Borrower shall be entitled to prepay this Note in
            -----------
whole or in part at any time without penalty. Prepayments of principal made after the expiration of the Revolving Period shall be applied in the inverse order of principal payments required hereunder.

         5. Application of Payments. All payments hereunder shall be applied
            ------------------------
first to the Bank's costs and expenses payable under the Loan Agreement or hereunder, then to- fees authorized hereunder or under the Loan Agreement, then to interest and then to principal.

         6. Default. Any Event of Default under the Loan Agreement shall be
            --------
considered an "Event of Default" hereunder. If any Default (as defined in the Loan Agreement) shall occur, any obligation of the Bank to make advances hereunder shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the outstanding principal of this Note, all accrued and unpaid interest hereunder and all other amounts payable under this Note shall be and become, in the manner and as provided in the Loan Agreement, forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the outstanding principal of this Note, and any accrued and unpaid interest, shall bear interest at a rate of either four percent (40/o) per annum above the Prime Rate after default until paid or, if such rate is usurious under the laws of Florida, then at the highest legal rate permissible thereunder (the "Default Rate"). For purposes hereof, the "Prime Rate" shall mean the rate of interest announced from time to time by the Bank (or any successor thereto) as its prime rate. The Default Rate shall change on each day that the Prime Rate changes.

         7. Expenses. The Borrower agrees to pay the Bank all costs incurred by
            ---------
it in connection with the collection of this Note. Such costs include, without limitation, reasonable fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise. The Borrower further agrees to indemnify and hold the Bank harmless against liability for the payment of state documentary stamp taxes, intangible taxes or other taxes (including interest and penalties, if any), excluding income or service taxes of the Bank, which may be determined to be payable with respect to this transaction.

         8. Late Charge. A late charge of five percent (5.0%) of any payment
            ------------
required hereunder shall be imposed on each and every payment not received by the Bank within ten (10) days after it is due. However, the late charge shall not in any event exceed $250 with respect to any delinquent installment. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by the Borrower to the Bank without notice or demand. This provision for a late charge is not and shall not be deemed a grace period, and the Bank has no obligation to accept a late payment. Further, the acceptance of a late payment shall not constitute a waiver of any default then existing or thereafter arising under this Note.

         9. Setoffs. The Borrower hereby grants to the Bank a continuing first
            --------
lien security interest in any and all money, general or specific deposits, or property of the Borrower now or hereafter in the possession of the Bank. The Borrower authorizes and empowers the Bank, in its sole discretion, at any time after the occurrence of a default hereunder to appropriate and, in such order as the Bank may elect, apply any such money, deposits or property to the payment hereof or to the payment of any and all indebtedness, liabilities and obligations of the Borrower to the Bank or any of the Bank's affiliates, whether now existing or hereafter created or arising or now owned or howsoever after acquired by the Bank or any of the Bank's affiliates (whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, including, but not limited to, any letter of credit issued by the Bank for the account of the Borrower).

         10. Miscellaneous. The Borrower and all sureties, endorsers and
             --------------
guarantors of this Note shall make all payments hereunder in lawful money of the United States at the Bank's address set forth herein or at such other place as the Bank may designate in writing. The remedies of the Bank as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Bank and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Bank, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Bank, and then only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Florida law and shall be binding on the successors and assigns of the parties hereto. The term "Bank" as used herein shall mean NationsBank, N.A. and its successors and permitted assignees under the Loan Agreement. The Bank may, at its option, round any or all fractional interest rates under paragraph 3 upwards to the next higher 1/100 of 1%.

         The Borrower hereby: (i) waives demand, notice of demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, or in the Bank's enforcing any of its rights under any guaranties securing the repayment hereof; (ii) agrees to any substitution, addition or release of or any party or person primarily or secondarily liable hereon; (iii) agrees that the Bank shall not be required first to institute any suit, or to exhaust its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; and (iv) agrees that, notwithstanding the occurrence of any of the foregoing (except with the express written release by the Bank of the Borrower), the Borrower shall be and remain directly and primarily, liable for all sums due under this Note.

                                              AMERICAN TECHNICAL CERAMICS CORP.

                                                 BY:  /s/  Victor Insetta
                                                    ---------------------------
                                                 Its: President
                                                    ---------------------------
                                                 (CORPORATE SEAL)

STATE OF GEORGIA
COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this 25th day of November, 1998,by Victor Insetta the President of
                                             --------------     ---------
American Technical Ceramics Corp., on behalf of the corporation, in Camden County Georgia.


             /s/ Victor Insetta
             ------------------
             Notary Public, State and County Aforesaid
             Print Name:               V. THOMAS FOUNTAIN

             My commission expires: Notary Public, Camden County, Georgia
                                    Jan. 16,  2000


                                    (NOTARIAL SEAL)

                            SUB-LINE PROMISSORY NOTE
                            ------------------------

$3,500,000.00
                                                              November 25, 1998
                                                         Camden County, Georgia

        FOR VALUE RECEIVED, the undersigned, American Technical Ceramics Corp. (the "Borrower"), hereby promises to pay to the order of NationsBank, N.A. (the "Bank"), successor by merger to Barnett Bank, N.A., whose address is 50 N. Laura Street, Jacksonville, Florida 32202, the principal sum of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00), together with interest on the outstanding principal balance hereof from the date of disbursement until payment in full at the rate provided herein. This Note shall be governed by the following provisions:

         1 . Loan Agreement. The Borrower and the Bank have executed an Amended
             ---------------
and Restated Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The loan evidenced by this Note shall be a revolving loan, and the Borrower may borrow, repay and reborrow principal amounts hereunder subject to the terms contained herein and in the Loan Agreement. Notwithstanding the foregoing: (a) the outstanding principal balance hereof shall not exceed $3,500,000 at any one time (or such lesser amount as may be set forth in the Loan Agreement); and (b) the Borrower shall not in any event be entitled to obtain further advances hereunder on or after October 1, 2000. This Note is the Sub-Line Note described in the Loan Agreement.

         2.         Payments.
                    ---------

                  (a) The Borrower shall pay all accrued interest hereunder on each January 1, April 1, July 1 and October 1 during the term hereof commencing on January 1, 1999.

                  (b) The Borrower shall pay all outstanding principal hereunder, together with all then accrued and unpaid interest hereunder, on October 1, 2000.

         3.       Interest.
                  ---------

                  (a) Interest shall initially accrue on the outstanding principal balance of this Note at a rate of 7.25% per annum. The rate of interest shall be adjusted on each Interest Rate Adjustment Date (as defined herein) so that interest shall accrue at the Adjusted Libor Rate (as defined herein) for the Interest Period (as defined herein) commencing on such Interest Rate Adjustment Date. For purposes of this paragraph, the following terms shall have the following meanings:

                           (i) "Adjusted Libor Rate" for each Interest Period
                  shall mean a rate that is equal to the applicable Libor Rate plus 2.0% per annum. The Libor Rate for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for a three month period which appears on the Libor Rate Reference Page (as defined herein) as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking

                    Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates. The Bank may, in its discretion, use rate quotations for daily periods in lieu of quotations for substantially equivalent monthly periods.

                             (ii) "Banking Business Day" shall mean each day
                    other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

                             (iii) "Interest Period" shall mean each period
                    commencing on each Interest Rate Adjustment Date and continuing through the day immediately preceding the next Interest Rate Adjustment Date.

                             (iv) "Interest Rate Adjustment Date" shall mean
                    the first day of January, 1999, and the first day of each April, July, October and January thereafter.

                             (v) "Libor Rate Reference Page" shall mean any of
                    the following reference pages or sources (as selected from time to time by the Bank in its discretion): (aa) the Reuters Screen LIBO Page; (bb) the Dow Jones Telerate Page 3750; or (cc) such other index or source as the Bank may in its sole discretion select showing rates offered for United States dollar deposits in the London Interbank market.

                             (vi) "London Banking Day" shall mean each day
                    other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

                  (b) Interest shall be calculated on the basis of a 360 day year (based upon the actual number of days elapsed).

                  (c) The total liability of the Borrower and any endorsers or guarantors hereof for payment of interest shall not exceed any limitations imposed on the payment of interest by applicable usury laws. If any interest is received or charged by any holder hereof in excess of that amount, the Borrower shall be entitled to an immediate refund of the excess.

                  (d) Upon the occurrence of an Event of Default hereunder, interest shall accrue at the Default Rate hereinafter set forth notwithstanding the provisions of this section.

         4. Prepayment. The Borrower shall be entitled to prepay this Note in
            -----------
whole or in part at any time without penalty.

         5. Application of Payments. All payments hereunder shall be applied
            ------------------------
first to the Bank's costs and expenses payable under the Loan Agreement or hereunder, then to fees authorized hereunder or under the Loan Agreement, then to interest and then to principal.

         6. Default. Any Event of Default under the Loan Agreement shall be
            --------
considered an "Event of Default" hereunder. If any Default (as defined in the Loan Agreement) shall occur, any obligation of the Bank to make advances hereunder shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the outstanding principal of this Note, all accrued and unpaid interest hereunder and all other amounts payable under this Note shall be and become, in the manner and as provided in the Loan Agreement, forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default, the outstanding principal of this Note, and any accrued and unpaid interest, shall bear interest at a rate of either four percent (4%) per annum above the Prime Rate after default until paid or, if such rate is usurious under the laws of Florida, then at the highest legal rate permissible thereunder (the "Default Rate"). For purposes hereof, the "Prime Rate" shall mean the rate of interest announced from time to time by the Bank (or any successor thereto) as its prime rate. The Default Rate shall change on each day that the Prime Rate changes.

         7. Expenses. The Borrower agrees to pay the Bank all costs incurred by
            ---------
it in connection with the collection of this Note. Such costs include, without limitation, reasonable fees for the services of counsel and legal assistants employed to collect this Note, whether or not suit be brought, and whether incurred in connection with collection, trial, appeal or otherwise. The Borrower further agrees to indemnify and hold the Bank harmless against liability for the payment of state documentary stamp taxes, intangible taxes or other taxes (including interest and penalties, if any), excluding income or service taxes of the Bank, which may be determined to be payable with respect to this transaction.

         8. Late Charge. A late charge of five percent (5.0%) of any payment
            ------------
required hereunder shall be imposed on each and every payment not received by the Bank within ten (10) days after it is due. However, the late charge shall not in any event exceed $250 with respect to any delinquent installment. The late charge is not a penalty, but liquidated damages to defray administrative and related expenses due to such late payment. The late charge shall be immediately due and payable and shall be paid by the Borrower to the Bank without notice or demand. This provision for a late charge is not and shall not be deemed a grace period, and the Bank has no obligation to accept a late payment. Further, the acceptance of a late payment shall not constitute a waiver of any default then existing or thereafter arising under this Note.

         9. Setoffs. The Borrower hereby grants to the Bank a continuing first
            --------
lien security interest in any and all money, general or specific deposits, or property of the Borrower now or hereafter in the possession of the Bank. The Borrower authorizes and empowers the Bank, in its sole discretion, at any time after the occurrence of a default hereunder to appropriate and, in such order as the Bank may elect, apply any such money, deposits or property to the payment hereof or to the payment of any and all indebtedness, liabilities and obligations of the Borrower to the Bank or any of the Bank's affiliates, whether now existing or hereafter created or arising or now owned or howsoever after acquired by the Bank or any of the Bank's affiliates (whether such indebtedness, liabilities and obligations are or will be joint or several, direct or indirect, absolute or contingent, liquidated or unliquidated, matured or unmatured, including, but not limited to, any letter of credit issued by the Bank for the account of the Borrower).

         10. Miscellaneous. The Borrower and all sureties, endorsers and
             --------------
guarantors of this Note shall make all payments hereunder in lawful money of the United States at the Bank's address set forth herein or at such other place as the Bank may designate in writing. The remedies of the Bank as provided herein shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of the Bank and may be exercised as often as occasion therefor shall arise. No act of omission or commission of the Bank, including specifically any failure to exercise any right, remedy or recourse, shall be effective, unless set forth in a written document executed by the Bank, and then only to the extent specifically recited therein. A-waiver or release with reference to one event shall not be construed as continuing, as a bar to, or as a waiver or release of any subsequent right, remedy or recourse as to any subsequent event. This Note shall be construed and enforced in accordance with Florida law and shall be binding on the successors and assigns of the parties hereto. The term "Bank" as used herein shall mean NationsBank, N.A. and its successors and permitted assignees under the Loan Agreement. The Bank may, at its option, round any or all fractional interest rates under paragraph 3 upwards to the next higher 1/100 of 1%.

         The Borrower hereby: (i) waives demand, notice of demand, presentment for payment, notice of nonpayment or dishonor, protest, notice of protest and all other notice, filing of suit and diligence in collecting this Note, or in the Bank's enforcing any of its rights under any guaranties securing the repayment hereof, (ii) agrees to any substitution, addition or release of or any party or person primarily or secondarily liable hereon; (iii) agrees that the Bank shall not be required first to institute any suit, or to exhaust its remedies against the Borrower or any other person or party to become liable hereunder, or against any collateral in order to enforce payment of this Note; and (iv) agrees that, notwithstanding the occurrence of any of the foregoing (except with the express written release by the Bank of the Borrower), the Borrower shall be and remain directly and primarily, liable for all sums due under this Note.


                                              AMERICAN TECHNICAL CERAMICS CORP.


                                              BY: /s/ Victor Insetta
                                                  ------------------
                                               Its: President
                                                    ---------

                                             (CORPORATE SEAL)

STATE OF GEORGIA
COUNTY OF CAMDEN

         The foregoing instrument was executed, acknowledged and delivered before me this 25th day of November, 1998, by Victor Insetta, the President of
                                              ---------------     ---------
American Technical Ceramics Corp., on behalf of the corporation, in Camden County Georgia.


                                /s/   V.T. Fountain
                                   ----------------------------------------
                                Notary Public, State and County Aforesaid
                                Print Name:
                                My commission expires:
                                      (NOTARIAL SEAL)

                      AMENDED AND RESTATED LOAN AGREEMENT
                      -----------------------------------


         THIS AGREEMENT is made this 25th day of November, 1998, between AMERICAN TECHNICAL CERAMICS CORP. (the "Borrower"), a Delaware corporation, and NATIONSBANK, N.A. (the "Bank"), successor by merger to Barnett Bank, N.A.

                                    Recitals
                                    --------

         The Borrower wishes to obtain credit from the Bank on the terms and conditions set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

                                   ARTICLE I
                             BORROWING AND PAYMENT
                             ---------------------

         1.01     Revolving Credit Advances.
                  --------------------------

                  (a) The Bank hereby establishes in favor of the Borrower a revolving line of credit. The Borrower shall be entitled to borrow, repay and reborrow funds from the Bank in accordance with the terms hereof so long as the total principal amount owed to the Bank under the revolving line of credit does not exceed $2,000,000 (or such lesser amount as is set forth herein) from the date hereof through the end of the Revolving Period (as defined below). The Bank's obligation to make advances under this revolving line of credit shall terminate on the last day of the Revolving Period or such earlier date as is set forth herein. This indebtedness shall be evidenced by a Renewal Promissory Note (as amended, extended or renewed from time to time, the "Revolving Note") of even date herewith executed by the Borrower in favor of the Bank in the original principal amount of $2,000,000. The Revolving Note shall bear interest at the rate set forth therein and shall be payable as set forth therein.

                  (b) The Bank shall make each advance under the Revolving Note upon notice from the Borrower to the Bank specifying the date and amount of such advance. The Bank will make each requested advance available to the Borrower not later than the close of business on the business day following the day of the request by crediting the Borrower's account maintained with the Bank in the amount of the advance if as of such time: (i) the Bank's obligation to make advances hereunder has not terminated or expired; (ii) a Default or Event of Default (as hereinafter defined) has not occurred; and (iii) all conditions to the advance set forth herein or in any other Loan Documents (as hereinafter defined) have been satisfied.

                  (c) For purposes hereof, the "Revolving Period" shall mean a period commencing on the date hereof and ending on June 30, 1999. Notwithstanding the foregoing, the Revolving Period shall be extended on June 30, 1999, and each June 30 thereafter (each such date, including June 30, 1999, an "Extension Date") for a one-year period foregoing, the Revolving Period shall be extended on June 30, 1999, and each June 30 thereafter (each such date, including June 30, 1999, an "Extension Date") for a one-year period commencing on each such Extension Date and continuing until the next June 30 thereafter unless the Bank in its sole discretion elects not to extend the Revolving Period in accordance with the terms hereof. If the Bank elects not to extend the Revolving Period, it shall provide written notice of such election to the Borrower at least 45 days prior to the next scheduled Extension Date. If the Bank provides such notice, then: (i) the Revolving Period shall terminate on the next scheduled Extension Date; and (ii) the Revolving Period shall not be further extended beyond such Extension Date. The Bank's election shall be final and binding, and the Bank may elect not to extend the Revolving Period whether or not a Default or Event of Default (as defined herein) has occurred. The Bank may condition any extension of the Revolving Period on such terms as it may deem appropriate.

                  (d) The Borrower shall pay the Bank a facility fee on the daily average unused amount of the Revolving Note during the Revolving Period at the rate of one-quarter percent (1/4%) per annum (calculated on the basis of a 360 day year for the actual number of days elapsed). The Borrower shall pay the fee quarterly in arrears within 15 days after each October 1, January 1, April 1 and July 1, commencing January 1, 1999, and on the termination or expiration of the Revolving Period.

         1.02     Equipment Line of Credit.
                  -------------------------

                  (a) The Bank hereby establishes in favor of the Borrower a line of credit (the "Equipment Line of Credit") pursuant to which the Borrower may obtain advances through September 30, 2000, on a revolving basis in accordance with the terms hereof to finance equipment (collectively, the "Equipment") purchased by the Borrower for use by it in the ordinary course of business. The Borrower may borrow, repay and reborrow:funds under the Equipment Line of Credit in accordance with the terms hereof for so long as the aggregate outstanding principal amount under the Equipment Line of Credit does not exceed $3,500,000.00 at any time. The Equipment Line of Credit shall be evidenced by the following promissory notes: (i) promissory note executed by the Borrower in favor of the Bank in the principal amount of $3,500,000.00 (as amended, extended or renewed from time to time, the "Sub-Line Note"); and (ii) such other fully amortizing notes (as amended, extended or renewed from time to time, the "Term Notes") as the balance of the Sub-Line Note may be rolled into from time to time in accordance with the terms hereof. The Equipment Line of Credit (including, without limitation, all amounts outstanding under the Sub-Line Note and the Term Notes) shall be secured by a first priority security interest in, and lien upon, all Equipment financed with advances thereunder pursuant to a security agreement (as amended or restated from time to time, the "Security Agreement") substantially in the form attached hereto as Exhibit "A".

                  (b) For so long as no Default or Event of Default has occurred hereunder, the Borrower may obtain advances (each, an "Advance") from the Bank under the Sub-Line Note so long as the outstanding principal balance thereunder does not at any time exceed $3,500,000.00 (or such lesser amount as is set forth herein). In no event shall the amount of any Advance under the Sub-Line Note exceed the 100% of the Borrower's cost of the Equipment to be financed with such Advance. The Borrower shall deliver a request (each, a "Request") for each Advance to the Bank together with such documents as the Bank may from time to time request, including, without limitation, each of the following:

                           (i) The invoice or other contract relating to the Borrower's purchase of the Equipment to be financed therewith;

                           (ii) A certificate of title for any motor vehicle to
                  be financed with the Advance (or, at the Bank's option, such other evidence of title as the Bank may request);

                           (iii) Evidence satisfactory to the Bank that the
                   Borrower owns good and marketable title to the Equipment to be financed free and clear of all liens, claims and encumbrances;

                           (iv) If requested by the Bank, UCC financing
                   statements, assignments of title and such other security documents as the Bank may require in form satisfactory to the Bank for all appropriate jurisdictions showing the Bank as secured party and the Borrower as debtor and encumbering:
                   (aa) the Equipment to be financed with the Advance; and (bb) all proceeds thereof; and

                           (v) Such other instruments or documents as the Bank
                   shall reasonably require.

                  (c) Not later than three business days after the Bank's receipt of the items described in the foregoing subparagraph (b), the Bank will make the requested Advance available to the Borrower by crediting an account of the Borrower maintained with the Bank in the amount of the Advance if as of such time: (i) the Bank's obligation to make Advances hereunder has not terminated or expired; (ii) a Default or Event of Default (as hereinafter defined) has not occurred; and
         (iii) all conditions to the Advance set forth herein or in any other Loan Documents (as hereinafter defined) have been satisfied.

                  (d) For so long as no Default or Event of Default has occurred, the outstanding principal balance of the Sub-Line Note shall be rolled over into a fully amortizing Term Note every six months or, if sooner, when the outstanding principal balance of the Sub-Line Note reaches $3,500,000.00. If any Default or Event of Default has occurred under this Agreement, the Sub-Line Note shall not be rolled into a Term Note but shall instead be fully due and payable in accordance with the terms hereof. At the time that any amount is rolled from the Sub-Line Note into a Term Note, all accrued and unpaid interest under the Sub-Line Note shall be paid and brought current. In no event shall the total combined principal amount outstanding under the Sub-Line Note and the Term Notes, or otherwise owed under the Equipment Line of Credit, exceed $3,500,000.00.

                  (e) The Term Notes shall be subject to the following terms and conditions:

                           (i) Each Term Note shall provide for: (aa) payment
                  of all accrued interest on a quarterly basis commencing three months from the date of the Term Note; and (bb) payment of principal in quarterly installments commencing three months from the date of the Term Note. Each such principal installment shall equal an amount sufficient to fully amortize the original principal amount of the Term Note in equal quarterly installments over the term of the Term Note. The Borrower shall pay the remaining outstanding principal amount of each Term Note, if any, at the expiration of the ten-n thereof. The term of each Term Note shall be determined by mutual consent of the parties prior to the execution of the Term Note (but in no event, however, shall the term of any Term Note be less than four years or more than seven years).

                           (ii) Interest shall initially accrue on the
                  outstanding principal balance of each Term Note at a rate that is equal to the Adjusted Libor Rate (as defined herein) in effect as of the date of the Term Note. The rate of interest shall be adjusted on each Interest Rate Adjustment Date (as defined herein) so that interest shall accrue at the Adjusted Libor Rate for the Interest Period (as defined herein) commencing on such Interest Rate Adjustment Date. For purposes of this paragraph, the following terms shall have the following meanings:

                                    (aa) "Adjusted Libor Rate" for each
                           Interest Period shall mean a rate that is equal to the applicable Libor Rate plus 2.0% per annum. The Libor Rate for each Interest Period shall mean the offered rate for deposits in United States dollars in the London Interbank market for a three month period which appears on the Libor Rate Reference Page (as defined herein) as of 11:00 a.m. (London time) on the day that is two London Banking Days (as defined herein) preceding the first Banking Business Day (as defined herein) of the Interest Period. If at least two such offered rates appear on the Libor Rate Reference Page, the rate will be the arithmetic mean of such offered rates. The Bank may, in its discretion, use rate quotations for a 90 day period in lieu of quotations for a substantially equivalent three month period.

                                    (bb) "Banking Business Day" shall mean each
                           day other than a Saturday, a Sunday or any holiday on which commercial banks in Jacksonville, Florida are closed for business.

                                    (cc) "Interest Period" shall mean: (1) an
                           initial period commencing on the date of each Term Note and continuing through the day immediately preceding the first Interest Rate Adjustment Date during the term of the Term Note; and (2) each period thereafter commencing on each Interest Rate Adjustment Date and continuing through the day immediately preceding the next Interest Rate Adjustment Date.

                                    (dd) "Interest Rate Adjustment Date" shall
                           mean the first day of each April, July, October and January during the term of each Term Note.

                                    (ee) "Libor Rate Reference Page" shall mean
                           any of the following reference pages or sources
                           (as selected from time to time by the Bank in its discretion): (1) the Reuters Screen LIBO Page; (2) the Dow Jones Telerate Page 3750; or (3) if the
                           Bank is unable to obtain rates pursuant to the foregoing clauses (1) or (2), such other index or source as the Bank may reasonably select showing rates offered for United States dollar deposits in the London Interbank market.

                                    (ff) "London Banking Day" shall mean each
                           day other than a Saturday, a Sunday or any holiday on which commercial banks in London, England are closed for business.

                           (iii) Interest shall be calculated on the basis of a
                  360 day year (based upon the actual number of days elapsed). The total liability of the Borrower and any endorsers or guarantors for payment of interest shall not exceed any limitations imposed on the payment of interest by applicable usury laws. If any interest is received or charged by any holder of any Term Note in excess of that amount, the Borrower shall be entitled to an immediate refund of the excess. Upon the occurrence of an Event of Default hereunder, interest shall accrue at the Default Rate set forth in each Term Note notwithstanding the provisions of this section.

                  (f) The Term Notes shall be in such form as the Bank may reasonably require.

         1.03 Other Documents. The Revolving Note, the Sub-Line Note and each
              ----------------
Term Note are collectively referred to herein as the "Notes". This Agreement, the Notes, the Security Agreement and all documents related to the foregoing documents are referred to herein as the "Loan Documents."

                                   ARTICLE II
                                   CONDITIONS
                                   ----------

         2.01 Conditions to Advances. The obligation of the Bank to make
              -----------------------
advances hereunder or under the Notes on or after the date hereof is subject, without limitation, to satisfaction of the following conditions precedent:

                  (a) The Borrower's representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and on and as of the date of each such advance.

                  (b) On the date hereof and on the date of each such advance, the Borrower shall be in compliance in all material respects with all the terms and provisions set forth in this Agreement on its part to be observed or performed, and no Default or Event of Default shall have occurred.

                  (c) The Bank shall have received on or before the date hereof and the date of each such advance in form reasonably satisfactory to it: (i) the duly executed Loan Documents that are applicable to such advance; (ii) such evidence of corporate authorization from the Borrower as the Bank may require; (iii) good standing certificates indicating that the Borrower is in good standing in Florida, Delaware and in any other state where the Borrower is required to qualify to do business; and (iv) certified articles of incorporation and bylaws of the Borrower.

         2.02 Other Documents. The Bank shall have received on or before the
              ----------------
  date hereof or the date of any advance hereunder such other documents or items as the Bank may reasonably request.

                                  ARTICLE III
                             AFFIRMATIVE COVENANTS
                             ---------------------

         The Borrower covenants and agrees that from the date hereof as long as there is any amount outstanding under any Note:

         3.01 Financial Statements of the Borrower. The Borrower will deliver
              -------------------------------------
to the Bank the following:

                  (a) Within 45 days after the end of each fiscal quarter of the Borrower's fiscal years, the Borrower's financial statements as of the end of and for such period in reasonable detail, setting forth in comparative form the corresponding figures for that date and period and for the corresponding date and accounting period in the preceding fiscal year, certified by the Borrower's principal accounting officer.

                  (b) Within 120 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements as of the end of and for such year of the Borrower in reasonable detail, setting forth in comparative form the corresponding figures for that date and period and for the corresponding date and period in the preceding fiscal year, certified by independent certified public accountants of recognized standing selected by the Borrower.

                  (c) Promptly upon receipt thereof, copies of all other detailed reports (if any) (including, without limitation, any management letters) submitted to the Borrower by independent certified public accountants in connection with each annual or interim audit or review of the books of the Borrower by such accountants.

                  (d) With each delivery required under subparagraphs (a) and
         (b) above, a compliance certificate in form approved by the Bank executed by an executive officer of the Borrower demonstrating compliance with the Loan Documents.

                  (e) Promptly upon the occurrence of any Default or Event of Default, a notice thereof, specifying the nature thereof, and promptly upon the occurrence of any event or discovery of any fact which might affect or indicate a material adverse change in the Borrower's financial condition, notice thereof specifying the nature thereof.

                  (f) Promptly upon becoming available, a copy of all:
         (i) reports, registration statements and other materials filed by the Borrower with the Securities and Exchange Commission; and
         (ii) notices, proxy statements and other materials mailed or distributed to the Borrower's shareholders.

                  (g) Such other material information as the Bank may from time to time reasonably request.

         3.02 Financial Information. All financial information submitted by the
              ----------------------
Borrower hereunder shall be prepared in accordance with generally accepted accounting principles on a basis consistently applied. The Borrower will maintain books of account in accordance with generally accepted accounting principles as in effect from time to time. The books of account shall disclose the information necessary for determining whether the Borrower has satisfied any provisions or requirements of this Agreement.

         3.03 Taxes and Other Charges. The Borrower will pay and discharge or
              ------------------------
cause to be paid and discharged all taxes, charges, liabilities or claims of any type at any time assessed against or incurred by the Borrower, or which could become a lien against the Borrower or any of its properties. Nothing in this subsection shall require the payment of any such sum if the Borrower promptly notifies the Bank and by appropriate proceedings contests the same in good faith and so long as the Borrower, if so requested by the Bank, creates a funded reserve equal to the amount so claimed or assessed.

         3.04 Insurance. The Borrower will maintain adequate insurance with
              ----------
responsible insurers with coverage normally obtained by businesses similar to that of the Borrower but covering at least: (i) damage to physical property from fire and other hazards for the full insurable value of such property;
(ii) liability on account of injury to persons; and (iii) insurance against theft, forgery or embezzlement or other illegal acts of officers or employees in reasonable amounts. If requested by the Bank, the Borrower will provide the Bank, within ninety (90) days after the end of each of its fiscal years, a certificate of the Borrower specifying the types and amounts of insurance in force and the insurers of each risk covered by such insurance.

         3.05 Maintenance of Corporate Existence. The Borrower will do or cause
              -----------------------------------
to be done all things necessary to preserve and keep in full force and effect its existence, franchises, rights and privileges as a corporation under the laws of its state of incorporation and any other jurisdiction where the failure to so qualify would have a material adverse affect on the Borrower's business. The Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its right to own property and to operate its business as it may-.from time to time be conducted.

         3.06 Use of Proceeds. The funds borrowed under the Notes shall be used
              ----------------
for any bona fide corporate purpose not inconsistent with this Agreement. No such funds shall be loaned or distributed to the Borrower's shareholders or other affiliates without the Bank's prior written consent.

         3.07 Executive Officers. The Borrower will use its reasonable efforts
              -------------------
to cause its current chief executive officer to remain engaged in the active management of the Borrower and to perform duties substantially similar to those presently performed by such officer.

         3.08 Notice of Litigation. Promptly after the commencement thereof,
              ---------------------
the Borrower shall furnish the Bank notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower which are required to be disclosed by the Borrower in a report filed with the Securities and Exchange Commission.

         3.09 Notice of ERISA Requirements. As soon as possible and in any
              -----------------------------
event within thirty (30) days after the Borrower knows or has reason to know that any reportable event, accumulated funding deficiency, prohibited transaction, disqualification or termination (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended) with respect to any Plan has occurred, the Borrower shall furnish the Bank with the statement of the principal accounting officer of the Borrower setting forth details as to such event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such event to the Pension Benefit Guaranty Corporation. For purposes of this Agreement, "Plan" shall mean any employee benefit plan maintained in whole or in part for employees of the Borrower which is subject to the provisions of Title IV of the Employee Retirement Income Security Act of 1974, as amended from time to time, or subject to the minimum funding standards under Section 412 of the Internal Revenue Code of 1986, as amended from time to time.

         3.10 Other Events. The Borrower shall use its best efforts to promptly
              -------------
notify the Bank of any material default under or material violation of any material agreement, law or regulation to which the Borrower is a party or by which it is bound. The Borrower shall promptly perform all of its material obligations under any agreements to which it is a party.

         3.11 Compliance with Laws. The Borrower shall comply in all material
              ---------------------
respects at all times with all statutes, regulations, orders and judgments to which it is subject if the failure to so comply would have a material adverse effect on the Borrower's business.

         3.12 Access. The Bank (by any of its officers, employees or agents)
              -------
shall have the right, at reasonable times and on reasonable advance notice, to inspect, audit and make extracts from all of the records, files and books of account of the Borrower. The Borrower shall instruct its banking and other financial institutions to make available to the Bank such information and records as the Bank may reasonably request.

         3.13     Year 200 Compliance.
                  --------------------

                  (a) The Borrower will promptly notify the Bank if the Borrower discovers or determines that any Material Computer Application (as defined herein) will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect on the business, operations, creditworthiness or financial condition of the Borrower (or any of its subsidiaries). For purposes hereof, the term "Material Computer Application" shall mean any computer application that processes date sensitive data that is material to the business or operations of the Borrower (or any of its subsidiaries).

                  (b) The Borrower has: (i) initiated a review and assessment of all aspects of the business and operations of the Borrower and its Related Entities (as defined herein) that could be adversely affected by the Year 2000 Problem (as defined herein); (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis; and (iii) to date, implemented that plan in accordance with such time line. The Borrower reasonably believes that all computer applications that process date sensitive data that are material to the business and operations of the Borrower or any Related Entity will on a timely basis be able to perform properly date sensitive functions before, on and after January 1, 2000, except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business, operations, creditworthiness or financial condition of the Borrower or any related entity. For purposes hereof, the following terms shall have the following meanings: (i) "Related Entity" shall mean any subsidiary of the Borrower; and (ii) "Year 2000 Problem" shall mean the risk that any computer application used by the Borrower or any Related Entity may not recognize or perform date sensitive functions on or after January 1, 2000.

                                   ARTICLE IV
                               NEGATIVE COVENANTS
                               ------------------

         The Borrower covenants and agrees, while any portion of the principal amount of any Note is outstanding, it will comply with the following covenants:

         4.01     Obligations.
                  ------------

                  (a) The Borrower and its consolidated subsidiaries are not and will not become directly or indirectly obligated in any way for any obligation for borrowed money except for Permitted Obligations. For purposes hereof, Permitted Obligations shall mean:

                           (i) any and all obligations shown on the most recent
                 financial statements of the Borrower provided by the Borrower to the Bank on or before the date hereof,

                           (ii) any and all obligations for borrowed money now
                  or hereafter owed by the Borrower or any of its consolidated subsidiaries to the Bank;

                           (iii) customer deposits in the ordinary course of
                  business;

                           (iv) obligations for borrowed money to persons and
                  entities other than the Bank so long as the aggregate amount of such obligations, on a combined basis, incurred by the Borrower and its consolidated subsidiaries in any calendar year does not exceed $100,000; and

                           (v) obligations for borrowed money subordinated to
                  the Indebtedness pursuant to subordination agreements acceptable to the Bank.

                  (b) Neither the Borrower nor any of its consolidated subsidiaries shall:
         (i) guarantee or purchase any obligations of any other person or entity (except, however, that the Borrower shall be entitled to guarantee obligations of its consolidated subsidiaries); (ii) enter into any credit support, financial maintenance, credit enhancement or similar arrangement in favor of any person or entity; or (iii) enter into any other transaction which is intended to assure performance of the obligations of any other person or entity.

                  4.02 Sale of Substantial Assets, Change in Control. The
                       ----------------------------------------------
Borrower will not merge into or with (other than a merger in which the Borrower is the surviving entity), or sell all or a substantial part of its assets to, any other person or entity. In addition, Victor Insetta shall at all times maintain legal and beneficial ownership of not less than the Minimum Percentage (as defined herein) of the outstanding voting stock of the Borrower. For purposes hereof, the Minimum Percentage shall mean 51% from the date hereof through December 31, 1999. The Minimum Percentage shall be reduced by: (a) 5% on January 1, 2000; and (b) an additional 5% on the first day of each January thereafter.

         4.03 Nature of Business. The Borrower will not engage in any business
              -------------------
if, as a result, the general nature of the business in which it would then be engaged would be substantially changed from the general nature of the business engaged in by it on the date of this Agreement.

         4.04 Pension Plan Funding Deficiency. The Borrower shall not incur or
              --------------------------------
suffer to exist any material accumulated funding deficiency within the meaning of the Employee Retirement Income Security Act of 1974 or incur any material liability to the Pension Benefit Guaranty Corporation (or any successor) established thereunder in connection with any Plan

         4.05 Transactions with Affiliates. The Borrower shall not directly or
              -----------------------------
indirectly enter into any transaction with any affiliate of the Borrower unless such transaction is upon fair and reasonable terms and provisions no less favorable to the Borrower than it could have obtained in a comparable arm's-length transaction with a person who is not an affiliate of the Borrower.

         4.06 Financial Covenants. The Borrower shall comply at all times with
              --------------------
the following financial covenants. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in effect from time to time on a basis consistently applied.

                  (a) The Borrower's Debt Service Coverage Ratio shall be the ratio of. (i) the Borrower's consolidated earnings before interest, capital lease obligations, income taxes and depreciation for the four preceding fiscal quarters to (ii) the sum of all principal, interest and capital lease obligations payable by the Borrower and its consolidated subsidiaries during such fiscal quarters. The Debt Service Coverage Ratio shall be computed quarterly, so long as the indebtedness to the Bank under this Agreement is outstanding, commencing January 1, 1999, and on each April 1, July 1, October 1 and January 1 thereafter, and shall not be less than 1.25 to 1.0.

                  (b) The Borrower shall not allow its ratio of consolidated Total Liabilities to consolidated Tangible Net Worth to exceed 0.60 to
         1.00. The consolidated Tangible Net Worth of the Borrower shall not be less than $15,000,000. For purposes hereof, "Tangible Net Worth" and "Total Liabilities" shall have the following meanings:

                  (i) "Tangible Net Worth" shall mean the aggregate of the
                       following:

                           (aa) The gross book value as shown by the books of
                  the Borrower and its consolidated subsidiaries of all real and personal property excluding: (1) any property located outside the United States or its territorial possessions or Great Britain; (2) all intangible personal property including, without limitation, licenses, patents, patent applications, copyrights, trademarks, trade names, goodwill, going concern value, experimental or organizational expense, treasury stock and unamortized discount; and (3) all investments in, loans to or amounts due from any shareholder, officer, director, employee or other affiliate;

                  less the sum of the following items (bb), (cc) and (dd);

                           (bb) all reserves for depletion, depreciation and
                  amortization of properties as shown by the books of the Borrower and its consolidated subsidiaries and all other proper reserves which in accordance with generally accepted accounting principles should be set aside in connection with the business of the Borrower and its consolidated subsidiaries;

                           (cc) all obligations which under generally accepted
                  accounting principles are shown or should be shown on the balance sheet of the Borrower and its consolidated subsidiaries as liabilities; and

                           (dd) all increases in book value of any real estate
                  or tangible personal property of the Borrower and its consolidated subsidiaries attributable to a reappraisal or other write-up of assets.

                  (ii) "Total Liabilities" shall mean: (aa) any indebtedness or liability for borrowed money and any other indebtedness or liability evidenced by notes, debentures, bonds or similar obligations of the Borrower and its consolidated subsidiaries; and (bb) all other obligations which under generally accepted accounting principles are shown or should be shown on the balance sheet of the Borrower and its consolidated subsidiaries as liabilities.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         The Borrower represents and warrants, and so long as this Agreement is in effect or any part of the indebtedness to the Bank under this Agreement remains unpaid, shall continue to represent and warrant at all times, that:

         5.01 Corporate Status. The Borrower is a corporation duly incorporated
              -----------------
and validly existing under and by virtue of its state of incorporation; is duly licensed and qualified in all other states and jurisdictions wherein the failure to so qualify would have a material adverse effect on the Borrower's business; and holds in full force and effect all permits, licenses and franchises necessary for it to carry out its operations in conformity with all applicable laws and regulations (other than pen-nits, licenses and franchises the failure of which to hold or maintain would not have a material adverse effect on the Borrower's business).

         5.02 Authorization, Conflicts and Validity. The execution and delivery
              --------------------------------------
of this Agreement and each of the other Loan Documents to which the Borrower is or will be a party and the performance by the Borrower of all of its obligations thereunder: (a) have been duly authorized by all requisite corporate action; (b) will not violate or be in conflict with (i) any provision of applicable law (including, without limitation, any applicable usury or similar law); (ii) any order, rule or regulation of any court or other governmental authority binding upon the Borrower; (iii) any provision of its certificate of incorporation or bylaws, including any amendments thereto, or any resolution with continuing effect adopted by its Board of Directors or shareholders; or (iv) any provision of any shareholders' agreement or trust respecting securities of its issue or related rights;
(c) will not violate, be in conflict with, result in a breach of or constitute a default (with or without the giving of notice or the passage of time or both) of a material provision under any material instrument, indenture, agreement or other obligation to which it is a party or by which it or any of its assets and properties is or may be bound or subject; and (d) except as specifically contemplated by this Agreement or any other Loan Documents, will not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of its assets and properties. The Loan Documents to which the Borrower is or will be a party when executed and delivered will be legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms and provisions, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by equitable principles.

         5.03 Consents. No consent, approval or authorization of, or
              ---------
registration, declaration or filing with, any governmental authority or other person (including, without limitation, the shareholders of the Borrower) is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Borrower of this Agreement or any other Loan Document to which it is or will be a party, or the legality, validity, binding effect or enforceability of any of the respective representations, warranties, covenants and other terms and provisions thereof. Each franchise, license, certificate, authorization, approval or consent from any governmental authority material to the present conduct of the business and operations of the Borrower or required for the acquisition, ownership, improvement, operation or maintenance by it of any material portion of the assets and properties it now owns, operates or maintains, has been obtained and validly granted, is in fall force and effect and constitutes valid and sufficient authorization therefor.

         5.04 Financial Statements. The Borrower has heretofore made available
              ---------------------
to the Bank financial statements as of and for its fiscal year ending June 30, 1998, and the nine-month period ending June 30, 1998. Those financial statements fairly present the financial condition of the Borrower and the results of its operations as of the dates thereof. Those financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except for the omission of certain footnote disclosures relating to the financial statements for the nine-month period ended June 30, 1998, and except for changes, if any, stated in the related accountants' reports

         5.05 Financial Condition. Since June 30, 1998, there has been no
              --------------------
material adverse change in the assets or the financial condition of the Borrower from that set forth or reflected in the financial statements as of that date. The Borrower has complied in all material respects with all of its material obligations. There are no actions, suits, investigations or proceedings by any person or entity pending or threatened against the Borrower or to which it is a party involving the possibility of any material judgment or liability not fully covered by insurance or by adequate reserves set up on the books of the Borrower. The Borrower has good, marketable title to all of its assets reflected in the financial statements dated June 30, 1998, as being owned by it, and such assets are free and clear of all liens, charges and encumbrances except as shown on those financial statements. Since the date of the financial statements already delivered to the Bank, no loss, damage, destruction or taking of any of the physical properties of the Borrower which are material to its business has occurred which has not been fully restored or replaced, or which is not fully covered by insurance, and neither such property nor business has been adversely affected in any substantial way as the result of any accident, strike, lockout, combination of workmen, embargo, riot, war, act of God or public enemy.

         5.06 Corporate Restrictions. The Borrower is not a party to any
              -----------------------
contract or subject to any charter or other corporate restriction which would materially and adversely affect its property or business, or its ability to perform its obligations under the Loan Documents.

         5.07 Taxes. The Borrower has filed all federal and state tax returns
              ------
which are required to be filed, and has paid all taxes as shown on the returns and on all assessments received by it to the extent that the taxes have become due. Proper and accurate amounts have been withheld by the Borrower from its employees for all periods in material compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective governmental agencies.

         5.08 Default. There exists as of the date hereof no Default or Event
              --------
of Default.

         5.09 Other Representations. All warranties and representations of the
              ----------------------
Borrower contained in any of the other Loan Documents are true and accurate in all material respects.

         5.10 ERISA. No Plan has incurred any material accumulated funding
              ------
deficiency within the meaning of the Employee Retirement Income Security Act of 1974, and the Borrower has not incurred any material liability to the Pension Benefit Guaranty Corporation (or any successor) in connection with any Plan.

         5.11 Purpose of the Borrower. None of the proceeds of the loan by the
              ------------------------
Bank to the Borrower made hereunder will be used for the purpose of purchasing or carrying any "margin security" within the meaning of Regulation U (12 CFR
Part 221) of the Board of Governors of the Federal Reserve System or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of Regulation U, as now in effect or as it may hereafter be amended. Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any Loan Document to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be amended.

         5.12 Payment of Loan Proceeds. The Bank is authorized to disburse all
              -------------------------
proceeds of any loan to the Borrower hereunder directly to or upon the order of the President of the Borrower without looking into the use of those proceeds. The President of the Borrower as of the date hereof is Victor Insetta. The Bank may rely on the fact that he continues to serve in that capacity until the Bank receives written notice to the contrary.

         5.13 Solvency. After giving effect to the full funding of the loan
              ---------
contemplated herein, the Borrower is solvent. "Solvent" shall mean, when used with respect to any person or entity, that: (a) such person or entity does not intend to incur, and does not believe and has no reason to believe that it will incur, debts beyond its ability to pay as they become due; (b) the sum of such person's or entity's assets is greater than all of such person's or entity's liabilities at a fair valuation; (c) such person or entity has sufficient means to enable it to pay its debts as they become due; and (d) such person or entity does not have unreasonably small capital to carry on such person's or entity's business as theretofore operated and all businesses in which such person or entity is about to engage. "Fair valuation" is intended to mean that value which can be obtained if the assets are sold within a reasonable time in arm's-length transactions in an existing and not theoretical market.

                                   ARTICLE VI
                               EVENTS OF DEFAULT
                               -----------------

         6.01 Events of Default. Each of the following events shall constitute
              ------------------
an "Event of Default" hereunder:

                  (a) if the Borrower defaults in the payment of any principal, interest or other amount under any Note when the same shall become due, either by the terms thereof or otherwise as provided herein, and such default continues for ten calendar days; or

                  (b) if there occurred an Event of Default under and as defined in that certain Loan Agreement, dated as of September 27, 1994, between the Borrower and the Bank, as amended from time to time (the "Term Loan Agreement"); or

                  (c) if the Borrower defaults: (i) in any payment of principal of or interest on any other material obligation beyond any period of grace provided with respect thereto, or (ii) in the performance or observance of any other agreement, term, or condition contained in any agreement under which any such obligation is created if the effect of such default is to cause, or permit the holder or holders of such obligation (or trustee on behalf of such holder or holders) to cause, such obligation to become due prior to its stated maturity, except for obligations disputed in good faith if the Bank is promptly notified thereof and, if requested by the Bank, funded reserves are established in amounts which in the Bank's opinion are sufficient to pay the total amount in dispute; or

                  (d) if any statement, representation or warranty made by the Borrower herein or in any writing now or hereafter furnished in connection with or pursuant to the Loan

         Documents or in connection with any audit shall be false in any material respect; or if the Borrower omits or fails to disclose immediately any substantial contingent or liquidated liabilities, or any material adverse change in facts previously disclosed by any statement, representation, certificate or warranty to the Bank; or

                  (e) if there occurs a breach of Section 4.01 hereof; or

                  (f) if the Borrower makes an assignment for the benefit of creditors or is generally not paying its debts as they become due; or

                  (g) if any order, judgment or decree is entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction adjudicating the Borrower bankrupt or insolvent; or

                  (h) if the Borrower petitions or applies to any tribunal for, or consents to, the appointment of a trustee, receiver, custodian, liquidator, or similar official, of the Borrower, or of any substantial part of the assets of the Borrower, or commences a voluntary case under the Bankruptcy Code of the United States or any proceedings relating to the Borrower under the bankruptcy, insolvency, or moratorium law of any other jurisdiction, whether now or hereafter in effect; or

                  (i) if any such petition or application is filed, or any such proceedings are commenced against the Borrower and if the Borrower by any act indicates its approval thereof, consent thereto, or acquiescence therein, or an order is entered in an involuntary case under the Bankruptcy Code of the United States, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator, or similar official, or approving the petition in any proceedings, and such order remains unstayed and in effect for more than 60 days; or

                  (j) if any order is entered in any proceedings against the Borrower decreeing the dissolution or split-up of the Borrower; or

                  (k) if the Borrower defaults in the performance or observance of any other material agreement, covenant, term or condition contained herein or in any other Loan Document and such default shall not have been remedied within 30 days after written notice thereof is sent by the Bank to the Borrower except, however, that an Event of Default shall not be deemed to have occurred if the Borrower commences to cure such default within such 30-day period and the Borrower completes such cure within 60 days after such notice.

         6.02 Default. A "Default" shall be deemed to have occurred hereunder
              --------
if. (i) any event or condition occurs which would constitute an Event of Default hereunder upon the satisfaction of any requirement for notice or passage of time in connection with such event or condition; or (ii) a "Default" occurs under and as defined in the Term Loan Agreement.

         6.03 Remedies. If any Default shall occur, any obligation of the Bank
              ---------
to make advances hereunder or under any Loan Document shall be terminated without notice to the Borrower. In addition, if any Event of Default shall occur, the Bank may by notice to the Borrower, effective upon dispatch, declare the entire unpaid principal amount then outstanding under the Loan Documents, all interest accrued and unpaid under the Loan Documents and all other indebtedness of the Borrower to the Bank under this Agreement or any of the other Loan Documents to be forthwith due and payable. Thereupon, the then outstanding principal amount under the Loan Documents, all such accrued interest and all such other indebtedness shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, and the Bank may immediately enforce payment of all such amounts and exercise any or all of the rights and remedies of the Bank under this Agreement and other Loan Documents.

         6.04 Termination of Rights to Advances, Automatic Acceleration.
              ----------------------------------------------------------
Notwithstanding anything herein to the contrary, (a) the Borrower's right, if any, to obtain any additional advances under the Loan Documents shall automatically terminate upon the initiation against the Borrower of any proceeding under the Federal Bankruptcy Code, or upon the occurrence of any Event of Default described in subparagraphs (f), (g), (h) or (i) of Section 6.01, and (b) all indebtedness of the Borrower to the Bank under this Agreement or any of the Loan Documents shall automatically be and become immediately due and payable upon the occurrence of any Event of Default described in subparagraphs (f), (g) or (h) of Section 6.01.

                                  ARTICLE VII
                                 MISCELLANEOUS
                                 -------------

         7.01 Expenses. The Borrower agrees, whether or not the transactions
              ---------
hereby contemplated shall be consummated, to pay, and save the Bank harmless against liability for the payment of expenses arising in connection with any renewals or modifications relating hereto and any state documentary stamp taxes or other taxes (including interest and penalties, if any) which may be determined to be payable in respect to the execution and delivery of any Loan Documents executed in connection with this Agreement or any such renewal or modification. The Borrower acknowledges that it has participated with the Bank in establishing the structure of this transaction and that it has independently determined the amount of documentary stamp and other taxes due in connection herewith. The Borrower has not relied upon representations of the Bank or its counsel in calculating the amount of such taxes, and the Borrower shall be liable for any additional taxes (including interest and penalties) which may be due in connection with this transaction or any renewals hereof. If an Event of Default shall occur, the Borrower shall also pay all of the Bank's costs of collection including court costs and the reasonable fees of attorneys and legal assistants (whether incurred in connection with trial or appellate proceedings).

         7.02 Survival of Representations and Warranties. All representations
              -------------------------------------------
and warranties contained herein or made in writing by the Borrower in connection herewith shall survive the execution and delivery of the Loan Documents but shall expire upon full and indefeasible repayment of all principal and interest under the Notes.

         7.03 Successors and Assigns. All covenants and agreements in this
              -----------------------
Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. The Borrower shall not be entitled to assign its rights hereunder. The Bank may not, without the Borrower's consent, grant participations in the Loan Documents other than to affiliates of the Bank (or successors in merger) regularly engaged in the business of making loans similar to the loan made to the Borrower pursuant to the Loan Documents. The Bank may disclose to any such participant such information concerning the Borrower as the Bank deems appropriate.

         7.04 Notices. All communications, notices or demands provided for
              --------
hereunder or under any other Loan Document to which the Borrower is a party shall be sent by first class mail, by courier, by hand, or by certified mail as follows or to such other address with respect to any party as such party shall notify the others in writing:

         To the Bank:       NationsBank, N.A.
                            50 N. Laura Street
                            Jacksonville, Florida 32202
                            Attn:  Corporate Banking Group

         To the Borrower:   American Technical Ceramics Corp.
                            17 Stepar Place
                            Huntington Station, New York 11746
                            Attn:  Kathleen M. Kelly, Vice President,
                                   Administration

Except as otherwise specifically set forth herein, each such communication, notice or demand shall be deemed given: (i) on the third business day after deposited in the mail with proper postage affixed if sent by mail; and
(ii) when actually delivered to the appropriate address if sent by courier or by hand.

         7.05 Applicable Law, Etc. This Agreement shall be construed and
              --------------------
enforced in accordance with the laws of the State of Florida. The descriptive section headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provisions hereof This Agreement may be executed simultaneously in several counterparts. Each counterpart shall be deemed an original. All rights and remedies of the Bank hereunder are cumulative and in addition to any rights and remedies which the Bank may have under the laws of Florida. The Bank's exercise of any one right or remedy against one party hereto will not deprive the Bank of any right or remedy against that party or any other parties hereto. No right, power or remedy conferred upon or reserved to the Bank under this Agreement or any other of the Loan Documents is exclusive of any other right, power or remedy in any of the Loan Documents, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under any other Loan Documents, or now or hereafter existing at law, in equity or by statute. No delay or omission of the Bank to exercise any right, power or remedy under any of the Loan Documents or accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power and remedy given to the Bank under any of the Loan Documents may be exercised from time to time and as often as may be deemed expedient by the Bank. No waiver of any Default or Event of Default hereunder shall extend to or affect any subsequent Default or Event of Default or any other Default or Event of Default then existing, or impair any rights, powers or remedies consequent thereon. No term of any Loan Document may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. If any portion of any Loan Document is declared void by any court as illegal or against public policy, the remainder of the Loan Documents in question shall continue in full effect. Upon receipt by the Borrower of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Note (the "Lost Note") and of an indemnity agreement reasonably satisfactory to the Borrower, the Borrower will make and deliver to the Bank a new Note of like tenor, date and principal amount in lieu of the Lost Note.

         7.06 Survival of Obligations Upon Termination of Financing
              -----------------------------------------------------
Arrangement. Except as otherwise expressly provided for in the Loan Documents,
------------
no termination or cancellation (regardless of cause or procedure) of the financing under this Agreement shall in any way affect or impair the obligations, duties, and liabilities of the Borrower or the rights of the Bank relating to any transaction or event occurring prior to such termination. This Agreement supersedes and replaces any commitment letter relating to the loan extended to the Borrower pursuant to the Loan Documents.

         7.07 Amended and Restated Agreement. This Agreement amends and
              -------------------------------
restates that certain Loan Agreement dated September 26, 1996, by and between the Borrower and the Bank.

         7.08 Arbitration.  The parties agree to the following arbitration
              ------------
provisions:

                  (a) ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO, INCLUDING, BUT NOT LIMITED TO, THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY LOAN DOCUMENT OR OTHER INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, ANY APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JAMS/ENDISPUTE, AND THE SPECIAL RULES SET FORTH IN SUBPARAGRAPH (b) BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES

         SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

                  (b) THE ARBITRATION SHALL BE CONDUCTED IN DUVAL COUNTY, FLORIDA, AND ADMINISTERED BY JAMS/ENDISPUTE, WHO WILL APPOINT AN ARBITRATOR. IF JAMS/ENDISPUTE IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL ADMINISTER THE ARBITRATION. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION. IN ADDITION, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

                  (c) NOTHING IN THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THE PROVISIONS OF SUBPARAGRAPHS (a) AND (b) ABOVE) SHALL BE DEEMED TO
         (i) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITAT10N OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; OR (ii) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (iii) LIMIT THE RIGHT OF THE BANK (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF AND REPOSSESSION, OR (B) TO FORECLOSE OR EXERCISE ITS RIGHTS AGAINST OR WITH RESPECT TO ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, EXERCISE SUCH REMEDIES OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. AT BANKS OPTION, FORECLOSURE UNDER A MORTGAGE MAY BE ACCOMPLISHED BY ANY OF THE FOLLOWING: (A)THE EXERCISE OF A POWER OF SALE UNDER THE MORTGAGE, OR (B) BY JUDICIAL SALE UNDER THE MORTGAGE, OR BY JUDICIAL FORECLOSURE. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

         IN WITNESS WHEREOF, the parties hereto have signed and sealed this Agreement on the day and year first above written.


                                     AMERICAN TECHNICAL CERAMICS CORP.


                                               By:  /s/  Victor Insetta
                                                  ---------------------
                                               Its: President
                                                   ----------



                                               NATIONSBANK, N.A.

                                               By: V.T. Fountain
                                                  --------------
                                               Its: Agent
                                                   ------

                            TAX INDEMNITY AGREEMENT

         This Agreement is made this 25th day of November, 1998, by and between AMERICAN TECHNICAL CERAMICS CORP. (the "Borrower") and NATIONSBANK, N.A. (the "Bank").

                                    Recitals
                                    --------

         The Bank and the Borrower are executing an Amended and Restated Loan Agreement (as amended or restated from time to time, the "Loan Agreement") of even date herewith. The Borrower may, pursuant to the Loan Agreement, execute and deliver the Notes (as defined in the Loan Agreement). The Loan Agreement and the Notes, together with all other Loan Documents (as defined in the Loan Agreement) are collectively referred to herein as the "Credit Documents". The Borrower has indicated that the Credit Documents are exempt from Florida documentary stamp taxes (collectively, the "Taxes"). The Borrower is executing this Agreement to induce the Bank to accept the Credit Documents without payment of such taxes.

         NOW THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. The Borrower assumes full liability for payment of all Taxes (including interest and penalties, if any) now or hereafter due with respect to or in connection with the Credit Documents. The Borrower agrees to indemnify the Bank, its directors, officers, agents and employees from and against any and all liability and costs (including, without limitation, reasonable attorneys fees) that may accrue to or be sustained by the Bank, its directors, officers, agents or employees in connection with or as a result of. (a) the failure to pay any Taxes on or in connection with the Credit Documents when due; and (b) any claim or action filed or brought by or in the name of the State of Florida or any department or agency thereof (including, without limitation, the Florida Department of Revenue) with respect to any non-payment of Taxes on or in connection with the Credit Documents when due.

         2. From and after the date hereof, the Bank agrees that promptly upon receipt by it of notice of any demand, assertion, claim, action or proceeding, judicial or otherwise, giving rise to a potential claim for indemnification under this Agreement, the Bank will give prompt notice thereof in writing to the Borrower, together in each instance with such information regarding such proceeding as the Bank shall then have. The Borrower reserves the right to contest and defend all appropriate legal or other proceedings, any demand, assertion, claim, action or proceeding with respect to which it has been called upon to indemnify the Bank under the provisions of this Agreement, provided, however, that: (a) notice of the intention so to contest shall be delivered to the Bank within twenty (20) calendar days from the date of receipt by the Borrower of notice of the assertion of such demand, assertion, claim, action or proceeding; and (b) the Borrower shall pay all costs and expenses of such contest, including all attorneys fees.

         3. The Borrower's rights and obligations herein shall continue in fall force and effect notwithstanding the expiration or termination of the Credit Documents for any reason.

4. This Agreement shall be governed by Florida law. No modifications, amendments or waivers of this Agreement, or any of its provisions, shall be binding on any party unless evidenced by a written instrument duly executed by the parties.

         Dated as of the date first set forth above.

                                             AMERICAN TECHNICAL CERAMICS CORP.



                                             By: /s/ Victor Insetta
                                                -------------------
                                                 Its: President
                                                      ---------




                                             NATIONSBANK, N.A.


                                             By: /s/ V.T. Fountain
                                                -------------------
                                                 Its: Agent
                                                      ------

                               CLOSING AFFIDAVIT
                               -----------------


SATE OF GEORGIA

COUNTY OF CAMDEN

         Before me, the undersigned, a Notary Public in and for the county and state aforesaid, personally appeared V. T. Fountain, the Agent of NationsBank, N.A. "NationsBank") and Victor Insetta, the President of American Technical
                        ---------------     ---------
Ceramics Corp. (the "Borrower"), who, being by me first duly sworn, stated:

         1. On the date hereof, NationsBank and the Borrower executed and delivered an Amended and Restated Loan Agreement (the "Loan Agreement") of even date herewith by and among such parties in Camden County, Georgia. NationsBank accepted the Loan Agreement in Camden County, Georgia.

         2. On the date hereof, the Borrower executed a promissory note (the "Revolving Note") of even date herewith in the principal amount of $2,000,000.00 in favor of NationsBank in Camden County, Georgia. The Borrower personally delivered the Revolving Note to NationsBank on the date hereof in Camden County, Georgia, and NationsBank accepted the Revolving Note on the date hereof in Camden County, Georgia.

         3. On the date hereof, the Borrower executed a promissory note (the "Sub-Line Note") of even date herewith in the principal amount of $3,5000,000 in favor of NationsBank in Camden County, Georgia. The Borrower personally delivered the Sub-Line Note to NationsBank on the date hereof in Camden County, Georgia, and NationsBank accepted the Sub-Line Note on the date hereof in Camden County, Georgia.

DATED this 25th day of November, 1998.

                                            Signature of NationsBank's Officer:

                                            /s/ V.T. Fountain
                                                ------------------------------
                                            Print Name:  V.T. Fountain

                                            Signature of Borrower's Officer:

                                            /s/ Victor Insetta
                                                ------------------------------
                                            Print Name:  Victor Insetta

Sworn to and subscribed before me as to Victor Insetta this 25th day of November, 1998.


Notary Public                            V. Thomas Fountain
State and County Aforesaid               Notary Public, Camden County, Georgia
My Commission Expires:                   Jan. 16, 2000

                          AMENDMENT TO LOAN AGREEMENT
                          ---------------------------


         THIS AMENDMENT is made this 4th day of February, 1999, by and between AMERICAN TECHNICAL CERAMICS CORP. (the "Borrower"), a Delaware corporation, and NATIONSBANK, N.A. (the "Bank"), successor by merger to Barnett Bank, N.A.

                                    Recitals

         The Borrower and the Bank entered into a Loan Agreement (as amended from time to time, the "Loan Agreement") dated November 25, 1998, pursuant to which the Bank has provided a credit facility to the Borrower. The parties wish to amend the Loan Agreement in accordance with the terms hereof.

         NOW, THEREFORE, for good and valuable consideration, the parties agree as follows:

         1. Subparagraph (c) of Section 1.01 of the Loan Agreement is hereby amended so that, from and after the date hereof, such subparagraph shall read as follows:

                  (c) For purposes hereof, the "Revolving Period" shall mean a period commencing on the date hereof and ending on June 30, 1999. Notwithstanding the foregoing, the Revolving Period shall be extended on June 30, 1999, and each June 30 thereafter through June 30, 2001 (each such date, including June 30, 1999, and "Extension Date") for a one-year period commencing on each such Extension Date and continuing until the next june 30 thereafter unless the Bank in its sole discretion elects not to extend the Revolving Period in accordance with the terms hereof. If the Bank elects not to extend the Revolving Period, it shall provide written notice of such election to the Borrower at least 45 days prior to the next scheduled Extension Date. If the Bank provides such notice, then: (i) the Revolving Period shall terminate on the next scheduled Extension Date; and (ii) the Revolving Period shall not be further extended beyond such Extension date. The bank's election shall be final and binding, and the Bank may elect not to extend the Revolving Period whether or not a Default or Event of Default (as defined herein) has occurred. The bank may condition any extension of the Revolving Period on such terms as it may deem appropriate. Notwithstanding any contrary provision set forth herein, the Revolving Period shall not in any event extend beyond June 30, 2002.

         2. The parties acknowledge that the Revolving Note and the Sub-Line Note (as such terms are defined in the Loan Agreement) include a definition of the term "Libor Rate Reference Page". Notwithstanding any contrary provision set forth in such Notes, the parties agree that the term "Libor Rate Reference Page", as used in such Notes, shall have the meaning set forth in Section 1.02(e)(ii) of the Loan Agreement. The last sentence of Section 3(a)(i) of the Revolving Note and Section 3(a)(i) of the Sub-Line Note is hereby deleted from each such Note.

         3. The Loan Agreement shall continue in full force and effect except as modified herein.

DATED the day and year first above written.

                                    AMERICAN TECHNICAL CERAMICS CORP.



                                    By: /s/ Victor Insetta
                                       --------------------------------------
                                    Its: President
                                       --------------------------------------


                                    By: /s/__Cynthia S. Stover
                                       --------------------------------------
                                    Its: Senior Vice_President
                                       --------------------------------------

                            CORPORATE RESOLUTION AND
                    INCUMBENCY CERTIFICATE FOR BORROWING AND
                      THE OBTAINING OF CREDIT AND SERVICES

      The undersigned Secretary of AMERICAN TECHNICAL CERAMICS CORP. (the "Corporation"), a corporation duly authorized and existing under the laws of Delaware, hereby certifies on behalf of the Corporation to NationsBank, N.A. and its affiliates, subsidiaries and service corporations that:

      1. The Corporation's name, address and federal tax identification number are as follows:

                Name:          American Technical Ceramics Corp.
                Address:       17 Stepar Place
                               Huntington Station, New York 11746
                Tax ID Number: 11-2113382

      2. The Corporation's directors have duly adopted the following resolutions in accordance with Delaware law at a meeting duly called and held or by unanimous written consent:

                RESOLVED, that the President and Vice President - Administration and Secretary of the Corporation be, and each of them, with full authority to act without the other, hereby is authorized, on behalf of and in the name of this Corporation: (a) to renew the Corporation's existing revolving line of credit with NationsBank, N.A. ("NationsBank"), as successor to Barnett Bank, N.A., in an amount up to $2,000,000, said loan to bear interest at 2.0% above the offered rate for deposits in United States dollars in the London Interbank Market for a three month period (the "Adjusted Libor Rate"), which interest shall be payable on each October 1, January 1, April 1 and July 1, commencing January 1, 1999, with principal thereon to be payable at the end of the revolving period in eight equal quarterly installments on each October 1, January 1, April 1 and July 1, commencing with the first such date following the end of the revolving period, and to be upon such other terms and conditions as such officers, or either of them, deem necessary or appropriate; (b) to apply for, negotiate, arrange for and obtain a separate line of credit from NationsBank in an amount up to $3,500,000 pursuant to which the Corporation may obtain advances through September 30, 2000 on a revolving basis to finance the purchase of equipment for use in the ordinary course of business, said loan to bear interest at the Adjusted Libor Rate on each October 1, January 1, April 1 and July 1 during the period any principal balance is outstanding (with the outstanding principal balance being rolled over every six months (or sooner if the full amount of the loan has been drawn upon) into a fully amortized term note of not less than four no more than seven years), to be secured by a first priority security interest on the equipment purchased with the proceeds thereof and to be upon such other terms and conditions as such officers, or either of them, deem necessary or appropriate; (c) to execute, endorse or deliver in connection with such lines of credit such applications, promissory notes, checks, drafts, acceptances, contracts, agreements (including security agreements) and other instruments or obligations, waivers of trial by jury and agreements as to judicial jurisdiction, on such terms as such officers, or either of them, deem necessary or appropriate; (d) to request and direct proceeds (or authorize others to request and direct proceeds) of such lines of credit to any person, entity, account or obligation; and (d) in implementation of the authority hereby conferred, to execute, endorse and deliver such documents in favor of NationsBank, N.A. and its affiliates, on forms required by any such entities, deemed necessary or appropriate by such officers, or either of them, to commit, originate, implement, substitute, exchange, amend, supplement, extend, renew, release, or discharge any of the foregoing.

                FURTHER RESOLVED, that any actions previously taken by the Corporation's officers, or any of them, in connection with such borrowing, credit, lease or service obtained or guaranteed or any security granted be, and hereby are, confirmed, ratified and approved.

                FURTHER RESOLVED, that this Corporation shall indemnify and shall hold NationsBank and it affiliates harmless from any loss or damage incurred by them, or any of them, by acting in reliance upon this resolution until a properly certified resolution superseding this resolution is received by NationsBank.

                FURTHER RESOLVED, that the officers of the Corporation be, and each of them, with full authority to act without the others, hereby is, authorized and directed to execute and deliver such instruments, documents and agreements and to take such other action as they, in their discretion, deem necessary, desirable or appropriate in order to carry out the intent and effectuate the purposes of the foregoing resolutions.

      3. The foregoing is a true and complete copy of the resolutions duly adopted at the meeting of the Corporation's Board of Directors or approved without a meeting by unanimous consent of all Directors. The resolutions have not been modified, amended, rescinded or annulled and are now in full force and effect. The resolutions have been entered upon the minute book of this Corporation. The resolutions are in conformity with and are not contrary to or in conflict with any provisions of the Certificate of Incorporation of this Corporation and are in accordance with the provisions of the Bylaws of this Corporation.

      4. The following persons are now acting on behalf of this Corporation in the capacities set opposite their respective names, and the signatures set opposite their names are their genuine signatures.

Name (Print or Type)         Title                      Signature
--------------------         -----                      ---------

Victor Insetta               President                  /s/ Victor Insetta
                                                        -----------------------
Kathleen M. Kelly            Vice President -           /s/ Kathleen M. Kelly
                             Administration             -----------------------
                             and Secretary

      5. Attached hereto as Exhibit "A" is a true and correct copy of the Corporation's Bylaws as in effect on the date hereof.

      I have hereunto subscribed my name this 25 day of November, 1998.



                                                      /s/ Kathleen M. Kelly
                                                     --------------------------
                                                      Kathleen M. Kelly
                                                      Title: Secretary